Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13G (including amendments thereto) with respect to the common stock, par value $0.01 per share, of Forum Energy Technologies, Inc., a Delaware corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filing provided that, as contemplated by Section 13d-1(k)(l)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement this March 7, 2019.

SCF-V, L.P.
By:	SCF-V, G.P., LLC
By:	SCF GP LLC

By:	/s/ Anthony DeLuca
Name:	Anthony DeLuca
Title:	Managing Director

SCF-V, G.P., LLC
By:	SCF GP LLC

By:	/s/ Anthony DeLuca
Name:	Anthony DeLuca
Title:	Managing Director

SCF 2012A, L.P.
By:	SCF GP LLC

By:	/s/ Anthony DeLuca
Name:	Anthony DeLuca
Title:	Managing Director

SCF-VI, L.P.
By:	SCF-VI, G.P., Limited Partnership
By:	SCF GP LLC

By:	/s/ Anthony DeLuca
Name:	Anthony DeLuca
Title:	Managing Director

SCF-VI, G.P., Limited Partnership
By:	SCF GP LLC

By:	/s/ Anthony DeLuca
Name:	Anthony DeLuca
Title:	Managing Director

SCF 2012B, L.P.
By:	SCF GP LLC

By:	/s/ Anthony DeLuca
Name:	Anthony DeLuca
Title:	Managing Director

SCF-VII, L.P.
By:	SCF-VII, G.P., Limited Partnership
By:	SCF GP LLC

By:	/s/ Anthony DeLuca
Name:	Anthony DeLuca
Title:	Managing Director

SCF-VII, G.P., Limited Partnership
By:	SCF GP LLC

By:	/s/ Anthony DeLuca
Name:	Anthony DeLuca
Title:	Managing Director

SCF GP LLC

By:	/s/ Anthony DeLuca
Name:	Anthony DeLuca
Title:	Managing Director